FOURTH AMENDED AND RESTATED

                                   BYLAWS

                                     OF

                         FAIRFIELD COMMUNITIES, INC.



                                 ARTICLE I

                                  Offices
                                  -------

     The registered office of the Corporation in the State of Delaware is located in the City of Wilmington, State of Delaware, and the name of the registered agent of the Corporation at such office is Corporation Trust Company. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time determine.


                                 ARTICLE II

                          Meetings of Stockholders
                          ------------------------

     Section 1. Annual Meeting. The Annual Meeting of the Stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware as may be specified in the notice of meeting or the waiver thereof, on such date as shall be designated by appropriate action of the Board of Directors.

     Section 2. Special Meetings. Special meetings of stockholders of the Corporation may be called by (i) the Chief Executive Officer of the Company (the "CEO") or the Chairman of the Board if different from the CEO (the "Chairman") or (ii) the Secretary of the Company, and shall be called by the CEO, the Chairman or the Secretary of the Company within 10 calendar days of receipt of the written request of the holders of record of at least 10% of the Company's issued and outstanding capital stock entitled to vote generally in an election of directors. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

     Section 3. Notice of Meetings. Written notice of every meeting of the stockholders shall be served by or under the direction of the Secretary or an Assistant Secretary, either personally or by mail upon each stockholder of record entitled to vote at such meeting, not less than 10 nor more than 60 days before the meeting. In the event of the death, absence, incapacity or refusal of the specified officer, notice of a meeting may be given by a person designated by either the Secretary, the person or persons requesting the meeting or the Board. If mailed, the notice of a meeting shall be directed to a stockholder at his address as it appears on the records of the Corporation. The notice of every meeting of the stockholders shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called.

     Section 4. Quorum. At all meetings of stockholders, a majority of the issued and outstanding stock entitled to vote present in person or by proxy shall constitute a quorum. If such quorum is not present, the stockholders present thereat may adjourn the meeting from time to time without notice, other than the announcement at the meeting of the date, time and place of the adjourned meeting, until a quorum is present, and thereupon any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5. Voting. Except as may be otherwise provided in the Certificate of Incorporation or by resolution adopted by the Board of Directors pursuant to Section 151(g) of the Delaware General Corporation Law, at every meeting of the stockholders of the Corporation each stockholder of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation on the record date for the meeting as determined in accordance with Delaware General Corporation Law.

     Section 6. Presiding Officer and Secretary. At all meetings of the stockholders, the Chairman, or if such office shall be vacant or such officer absent, such person as shall be designated by the Board shall preside. The Secretary of the Corporation, or in his absence, an Assistant Secretary, or if none be present, the appointee of the Presiding Officer of the meeting, shall act as secretary of the meeting.

     Section 7. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy shall be voted after 3 years from its date, unless such proxy provides for a longer period. Every proxy must be executed in writing by the stockholder himself, or by his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the secretary of the meeting before the meeting begins or to the Judges at the meeting.

     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     Section 8. Judges. At each meeting of the stockholders at which the vote for directors, or the vote upon any question before the meeting, is taken by ballot, the polls shall be opened and closed by, and the proxies and ballots shall be received and taken in charge by, and all questions touching on the qualification of voters and the validity of proxies and the acceptance and rejection of the same shall be decided by, one Judge. Such Judge may be appointed by the Board before the meeting, but if no such appointment shall have been made, he shall be appointed by the Chairman of the Board or, if different, the Presiding Officer of the meeting. If for any reason such Judge previously appointed shall fail to attend or refuse or be unable to serve, a Judge in his place shall be appointed by the Chairman of the Board or, if different, the Presiding Officer of the meeting.

     Section 9. List of Stockholders. At least 10 days prior to every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each, shall be prepared by the Secretary or an Assistant Secretary. Such list shall be open to examination at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is held and shall be open, during normal business hours for a period of 10 days prior to the meeting, to the examination of any stockholder for any purpose germane to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 10. Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                                ARTICLE III

                            Board of Directors
                            ------------------

     Section 1. Number, Election and Terms. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not more than nine persons. The exact number of directors within the maximum limitation specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or by a vote of the holders of record of at least a majority of the issued and outstanding shares of common stock of the Company entitled to vote generally in an election of Directors. Except as otherwise provided in Section 3 of this Article III, directors shall hold office until the next annual election and until their respective successors shall be duly elected and qualified. Directors need not be residents of Delaware or stockholders of the Corporation.

     Section 2. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or other cause, other than vacancies resulting from removal of a director with or without cause by a vote of the stockholders, shall be filled by a majority vote of the directors then in office, though less than a quorum, or by the stockholders, and directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified.

     Section 3. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock of the Corporation then outstanding, any director, or the entire Board of Directors, may be removed from office with or without cause by the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

     Section 4. Resignations. Any director may resign from his office at any time by delivering his resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

     Section 5. Meetings. The Board may hold its meetings in such place or places within or without the State of Delaware as the Board from time to time by resolution may determine or as shall be specified in the respective notices or waivers of notice thereof, and the directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation not inconsistent with these Bylaws as they may deem proper. An annual meeting of the Board for the election of officers shall be held within 3 days following the day on which the Annual Meeting of the Stockholders for the election of directors shall have been held. The Board from time to time by resolutions may fix a time and place (or varying times and places) for the annual and other regular meetings of the Board; provided that unless a time and place is so fixed for any annual meeting of the Board, the same shall be held immediately following the Annual Meeting of the Stockholders at the same place at which such meeting shall have been held. No notice of the annual or other regular meetings of the Board need be given. Other meetings of the Board shall be held whenever called by the Chairman of the Board or by the President or by one-third of the directors then in office; and the Secretary or an Assistant Secretary shall give notice of each such meeting to each director not later than the second day before the meeting, personally or by mailing, telegraphing, cabling or telephoning such notice to him at his address as it appears on the books of the Corporation or by leaving such notice at his residence or usual place of business. No notice of a meeting need be given if all the directors are present in person. Any business may be transacted at any meeting of the Board, whether or not specified in a notice of the meeting.

     Section 6. Meetings by Conference Telephone. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting. The Chairman or the Secretary of the meeting shall make sure that all persons participating in the meeting (i) can hear each other and (ii) understand that their participation will constitute a meeting of the Board or such committee.

     Section 7. Unanimous Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes of proceedings of the Board.

     Section 8. Quorum. Unless otherwise specifically provided in the Corporation's Certificate of Incorporation, a majority of the whole Board shall constitute a quorum for the transaction of business. If there be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned of the time, and the place to which the meeting is adjourned. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these Bylaws.

     Section 9. Compensation of Directors. The Board may establish such compensation for directors as the Board may determine, whether payable in cash or through the grant, award or issuance of stock options, stock warrants or restricted or other stock or stock equivalent awards, or otherwise, and may provide for reimbursement of expenses incurred in attending meetings of the Board or committees thereof, or for compensation or reimbursement of expenses in connection with other services by directors to the Corporation.

     Section 10. Committees. The Board may, by resolution passed by a majority of the whole Board, from time to time designate one or more committees, each committee to consist of one or more of the directors of the Corporation. To the extent provided in any such resolution, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, and the power and authority to declare dividends and to authorize the issuance of stock; provided, however, that no such committee shall have any power or authority to amend the Certificate of Incorporation, to adopt any agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the assets and properties of the Corporation, to recommend to the stockholders a dissolution of the Corporation or revocation of a dissolution or to amend these Bylaws. Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting, if a written consent thereto is signed by all members of such committee, and such written consent is filed with the minutes of proceedings of the committee.


                                 ARTICLE IV

                                  Officers
                                  --------

     Section 1. Number and Term of Office. The officers of the Corporation shall be a Chairman of the Board, one or more Vice-Chairmen (if a Vice-Chairman shall be elected by the Board of Directors), and a President, one or more Vice-Presidents with such designations, if any, as may be determined by the Board of Directors, a Secretary and a Treasurer and one or more Assistant Secretaries and Assistant Treasurers as may be determined by the Board of Directors, and such other officers as may from time to time be appointed by the Board of Directors. Any two or more offices may be held by the same person. The officers shall be elected by the Board of Directors.

     The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each Annual Meeting of Stockholders. Vacancies or new offices may be filled at any time. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the Board of Directors.

     Section 2. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby.

     Section 3. Chief Executive Officer. The Board of Directors shall designate one of the officers as Chief Executive Officer. He shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property, and affairs of the Corporation and the powers vested in him by the Board of Directors, by law or by these Bylaws or which usually attach or pertain to such office.

     Section 4. Chairman of the Board. The Chairman of the Board shall have the powers and duties vested in him by the Board of Directors, by law or by these Bylaws and shall perform such duties as may be assigned to him by the Chief Executive Officer. He shall preside at meetings of the Board of Directors.

     Section 5. Vice-Chairman. The Vice-Chairman shall have the powers and duties vested in him by the Board of Directors, by law or by these Bylaws and shall perform such duties as may be assigned to him by the Chief Executive Officer.

     Section 6. President. The President shall have such powers as are vested in him by the Board of Directors, by law or by these Bylaws and shall perform such duties as may be assigned to him by the Chief Executive Officer.

     Section 7. Vice-Presidents. The Vice-Presidents shall perform such duties as may be assigned to them from time to time by the Chief Executive Officer, or the Board of Directors, or these Bylaws.

     Section 8. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be employed by the Corporation; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Board of Directors, or these Bylaws.

     Section 9. The Secretary. The Secretary shall have the custody of the Corporate seal and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the Corporation. The Secretary, or in his absence, any Assistant Secretary, shall see that proper notices are sent of the meetings of the stockholders, the Board of Directors, and shall see that all proper notices are given, as required by these Bylaws. The Secretary or any Assistant Secretary shall keep the minutes of all meetings of stockholders and directors and all committees which may request their services.

     Section 10. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the Chairman of the Board, the Vice-Chairman, the President, or a Vice-President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer, the Board of Directors, or these Bylaws.

     Section 11. Salaries. The compensation of the Chairman of the Board shall be fixed from time to time by the Board of Directors on recommendation of the Executive Compensation Committee. The compensation of officers other than the Chief Executive Officer shall be fixed from time to time by the Chief Executive Officer subject to the ratification and approval of the Executive Compensation Committee of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 12. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer may from time to time appoint an attorney or attorneys or an agent or agents to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities, and the Chief Executive Officer, President or any Vice-President may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and the Chief Executive Officer, President or any Vice-President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.


                                  ARTICLE V

                                Capital Stock
                                -------------

     Section 1. Certificate for Shares. Certificates for shares of stock of the Corporation certifying the number and class of shares owned shall be issued to each stockholder in such form, not inconsistent with the Certificate of Incorporation and these Bylaws, as shall be approved by the Board. The certificates for the shares of each class shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman of the Board, the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates exchanged or returned to the Corporation shall be cancelled.

     Section 2. Transfer of Shares of Stock. Transfers of shares shall be made only upon the books of the Corporation by the holder, in person or by his attorney lawfully constituted in writing, and on the surrender of the certificate or certificates for such shares properly assigned. The Board shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     Section 3. Lost, Stolen or Destroyed Certificates. The Board, in its discretion, may require the owner of any certificate of stock alleged to have been lost, stolen or destroyed, or his legal representatives, to give the Corporation a Bond in such sum as the Board may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate, as a condition to the issuance of a new certificate of stock in the place of any certificate theretofore issued alleged to have been lost, stolen or destroyed. Proper and legal evidence of such loss, theft or destruction shall be procured, if required, by the Board. The Board in its discretion may refuse to issue such new certificate, save upon the order of a court having jurisdiction in such matters.


                                 ARTICLE VI

                      Interested Directors and Officers
                      ---------------------------------

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

           (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

     Except where prohibited by the Certificate of Incorporation, common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


                                ARTICLE VII

                              Indemnification
                              ---------------

     Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation or for its benefit, as a director, officer or employee of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities, and losses (including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such rights of indemnification shall not be exclusive of any other right which such directors, officers, employees or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article VII.

     The foregoing provisions of this Article VII shall be deemed to constitute a contract right between the corporation and each of the persons entitled to indemnification under this Article VII, for as long as such provisions remain in effect, and shall be enforceable in any manner desired by such persons. Any amendment to the foregoing provisions of this Article VII which limits or otherwise adversely affects the scope of indemnification or rights of any such person hereunder shall, as to such person, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment to the persons so affected. Until notice of such amendment is given to any person whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such person hereunder. Any person entitled to indemnification under the foregoing provisions of this Article VII shall as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as bylaws of the corporation without such amendment.

     The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

     Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director or officer of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.


                               ARTICLE VIII

                                   Seal
                                   ----

     The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware" inscribed thereon. The seal may be affixed to any instrument by causing it, or a facsimile thereof, to be impressed or otherwise reproduced thereon.


                                 ARTICLE IX

                                   Waiver
                                   ------

     Whenever any notice whatever is required to be given by statute, or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE X

                        Checks, Notes, Drafts, etc.
                        ---------------------------

     Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board shall from time to time determine.


                                 ARTICLE XI

                                 Amendments
                                 ----------

     The stockholders of the Corporation may exercise their power to alter, amend, repeal or adopt Bylaws of the Corporation by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors; provided that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting called for the taking of such action. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation; provided that any Bylaw adopted by the Board of Directors may be amended or repealed by the stockholders in the manner set forth above.

     Executed as of the 1st day of April, 1996.


                                       /s/ Marcel J. Dumeny
                                           Marcel J. Dumeny
                                               Secretary